UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2013

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) AOL Inc. (the “Company”) held its 2013 annual meeting of stockholders (the “Annual Meeting”) on May 3, 2013.

(b) The Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2013 as supplemented by each of the proxy supplements dated April 5, 2013 and April 11, 2013 (the “Proxy Statement”). The matters voted upon at the Annual Meeting and the results of the votes were as follows:

Item 1. Election of Directors.

All of the nominees for director named in the Proxy Statement were elected, and the voting results are set forth below:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Tim Armstrong	60,356,153	408,027	135,123	7,516,022
Richard Dalzell	59,812,377	952,877	134,049	7,516,022
Alberto Ibargüen	60,149,554	615,637	134,112	7,516,022
Hugh Johnston	60,723,350	42,599	133,354	7,516,022
Dawn Lepore	60,726,011	39,656	133,636	7,516,022
Patricia Mitchell	60,165,109	600,988	133,206	7,516,022
Fredric Reynolds	60,188,263	577,392	133,648	7,516,022
James Stengel	59,806,435	958,430	134,438	7,516,022

Item 2. Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2013.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013 was approved, and the voting results were as follows:

For	68,013,484
Against	199,574
Abstain	202,267
Broker Non-Votes	—

Item 3. Advisory Vote on Executive Compensation.

Our stockholders approved, on a non-binding advisory basis, our executive compensation as described in the Proxy Statement, and the voting results were as follows:

For	58,021,205
Against	2,691,449
Abstain	186,649
Broker Non-Votes	7,516,022

Item 4. Tax Asset Protection Plan.

Our stockholders approved the Company’s Tax Asset Protection Plan (“TAPP”). The results of the vote on the approval of the TAPP were as follows:

For	58,432,578
Against	2,297,863
Abstain	168,862
Broker Non-Votes	7,516,022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Julie Jacobs
Name:	Julie Jacobs
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: May 7, 2013

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